[Morgan, Lewis & Bockius Letterhead]

                                   May 1, 2001

AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, DE 19801

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (File No. 33-39171) filed by American International Life Assurance Company and Variable Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 on or about May 1, 2001.

Very truly yours,


/s/ Morgan, Lewis & Bockius
Morgan, Lewis & Bockius LLP